Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281608

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 22, 2024)

1,449,997 Shares of Common Stock

We are offering 1,449,997 shares of our common stock at a price of $3.00 per share to investors (the “Purchasers”) pursuant to this prospectus supplement, the accompanying prospectus, and a securities purchase agreement with such investors (the “Securities Purchase Agreement”). In a concurrent private placement, we are also selling to such Purchasers Class D warrants to purchase up to 1,449,997 shares of our common stock (the “Class D Warrants”). Each Class D Warrant will have an exercise price of $3.00 per share of common stock and will expire on December 31, 2025. Each Purchaser will receive a Class D Warrant to purchase one share of our common stock for each share of common stock purchased in this offering.

In a separate concurrent private placement (the “Private Investor Private Placement”), we have agreed to sell 169,784 additional shares of common stock at a price of $3.00 per share together with Class D Warrants to purchase up to 169,784 shares of our common stock to certain investors, including existing investors in our company (the “Private Investors”). We have also agreed to sell to certain of the Private Investors pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 930,215 shares of our common stock at a price of $2.9999 per Pre-funded Warrant together with Class D Warrants to purchase up to 930,215 shares of our common stock. The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will be exercisable for one share of our common stock at an exercise price of $0.0001 per share of common stock. Each Private Investor will receive a Class D Warrant to purchase one share of our common stock for each share of common stock or Pre-funded Warrant purchased in the Private Investor Private Placement.

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “SMTK.” On December 17, 2024, the closing sales price of our common stock on The Nasdaq Capital Market was $2.49 per share. The terms of this offering, the concurrent private placement and the Private Investor Private Placement are intended to constitute an “at-market” offering exempt from stockholder approval pursuant to Nasdaq Rule 5635(d).

An investment in our securities involves substantial risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

As of December 18, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $13,963,469, which was calculated based on 1,912,804 shares of our outstanding common stock held by non-affiliates at a price of $7.30, per share, the closing price of our common stock on November 26, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We have retained Craig-Hallum Capital Group LLC, or Craig-Hallum, to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. Craig-Hallum is also acting as our exclusive placement agent in connection with the concurrent private placement and the Private Investor Private Placement. Craig-Hallum is not purchasing the securities offered by us and is not required to sell any specific number or dollar amount of securities but has agreed to use its best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus and pursuant to the concurrent private placement and the Private Investor Private Placement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.00	$4,349,991.00
Placement agent fees (1)	$0.21	$304,499.37
Proceeds, before expenses, to us	$2.79	$4,045,491.63

_______________________________

(1)	We have agreed to pay Craig-Hallum a total cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and to reimburse Craig-Hallum for their legal fees and expenses and other out-of-pocket expenses in an amount up to $150,000. In addition, we have agreed to pay Craig-Hallum a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the Private Investor Private Placement. We have also agreed to issue warrants to Craig-Hallum as a portion of the compensation payable to Craig-Hallum in connection with this offering and the Private Investor Private Placement. See “Plan of Distribution” for a description of the compensation to be received by Craig-Hallum.

Delivery of the securities offered hereby is expected to be made on or about December 20, 2024, subject to the satisfaction of certain conditions.

_______________________________

Craig-Hallum

_______________________________

The date of this prospectus supplement is December 18, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus that it supplements relate to an offering of our securities. Before you buy any of our securities that we are offering, you should carefully read this prospectus supplement, and the accompanying base prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. These documents contain important information that you should consider when you make your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our securities and supplements and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus dated August 22, 2024, including the documents incorporated by reference therein, provides more general information about us. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying base prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Neither we nor the placement agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety before making an investment decision.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying base prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the SEC, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated or the context otherwise indicates, references to “SmartKem,” the “Company,” “we,” “our,” “us,” or similar terms refer to SmartKem, Inc. and its subsidiaries. This prospectus supplement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.smartkem.com. The information on our website is not part of this prospectus supplement.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

SmartKem, Inc.

Attention: Chief Financial Officer

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

Telephone number: 011-44-161-721-1514

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus supplement does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected on the SEC’s website at the Internet site set forth above.

S-iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and accompanying base prospectus.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 20, 2024, August 12, 2024 and November 8, 2024, respectively.
●	our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 28, 2024, May 31, 2024, June 17, 2024, August 1, 2024, September 23, 2024, November 15, 2024, November 25, 2024, December 5, 2024, December 12, 2024 and December 18, 2024 (other than any portions thereof deemed furnished and not filed); and
●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024, including any amendments thereto or reports filed for the purposes of updating this description, including the Description of Securities filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus supplement from the SEC as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Overview

We are seeking to reshape the world of electronics with our disruptive organic thin-film transistors (“OTFTs”) that have the potential to revolutionize the display industry. Our patented TRUFLEX® liquid semiconductor polymers are used to make a new type of transistor that can be used in a number of display technologies including next generation microLED displays. Our inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing technology. We develop our materials at our research and development facility in Manchester, UK and provide prototyping services at the Centre for Process Innovation at Sedgefield, UK. We have entered into a technology transfer agreement (TTA) with the Industrial Technology Research Institute in Taiwan for product prototyping on its Gen2.5 fabrication line and we also have a field application office in Taiwan. We have an extensive IP portfolio including 125 granted patents across 19 patent families and 40 codified trade secrets.

Restructuring Transactions

On December 17, 2024, we entered into a Consent and Amendment Agreement (the “Agreement”) with certain holders (the “Holders”) of securities issued in our June 2023 private placement (the “2023 Private Placement”) pursuant to which, among other things, the Holders agreed to (i) amend certain of the terms of the Purchase Agreement, dated June 14, 2023 (as previously amended, the “Purchase Agreement”), and (ii) amend and restate certain of the provisions of our Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), effective immediately prior to the closing of a “Qualified Offering” (the “Effective Time”) to, among other things, lower the conversion price of the Series A-1 Preferred Stock to $4.34 per share. The Agreement defines a Qualified Offering as a sale of shares of our common stock and/or common stock equivalents pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a side-by-side private placement, at an effective price per share at least equal to the then applicable Nasdaq “Minimum Price” resulting in at least $4,000,000 of gross proceeds to us. The sale of the securities in this offering and the sale of the securities in the Private Investor Private Placement will constitute a Qualified Offering under the terms of the Agreement.

In the Agreement, the Holders also consented to a Qualified Offering and the Hewlett Settlement (described below) and irrevocably waived any rights they had with respect thereto. The Holders also agreed to become parties to the Registration Rights Agreement with respect to any new securities to be issued to them in connection with the transactions contemplated by the Agreement and a Qualified Offering.

In connection with the transactions contemplated by the Agreement, we entered into a General Release (the “Release”) with the Hewlett Fund LP (the “Hewlett Fund”) pursuant to which the Hewlett Fund has agreed on its own behalf and on behalf of certain of its related parties to release us and certain of our related parties from any claims, including claims arising out of the transactions contemplated by the Purchase Agreement, effective as of the Effective Time, in exchange for Class C Warrants to purchase 750,000 shares of common stock. These transactions are collectively referred to as the “Hewlett Settlement.”

Corporate Information

SmartKem, Inc. formerly known as Parasol Investments Corporation (“Parasol”), was formed on May 13, 2020, and is the successor of SmartKem Limited, which was formed under the Laws of England and Wales. Parasol was founded as a “shell” company registered under the Securities Exchange Act of 1934, as amended, with no specific business plan or purpose until it began operating the business of SmartKem Limited following the closing of the transactions contemplated by the Securities Exchange Agreement (the “Exchange Agreement”), dated February 21, 2021, with SmartKem Limited. Pursuant to the Exchange Agreement all of the equity interests in SmartKem Limited, except certain deferred shares which had no economic or voting rights and which were purchased by Parasol for an aggregate purchase price of $1.40, were exchanged for shares of Parasol common stock and SmartKem Limited became a wholly owned subsidiary of Parasol.

The Offering

Common stock offered by us	1,449,997 shares of common stock

Common stock to be outstanding immediately after this offering	3,562,173 shares.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the Purchasers Class D warrants to purchase up to 1,449,667 shares of our common stock. Each Class D Warrant will have an exercise price of $3.00 per share of common stock, and will expire on December 31, 2025. Each Purchaser will receive a Class D Warrant to purchase one share of our common stock for each share of common stock purchased in this offering.

Private Investor Private Placement	In the concurrent Private Investor Private Placement, we have agreed to sell 169,784 additional shares of common stock at a price of $3.00 per share together with Class D Warrants to purchase up to 169,784 shares of our common stock to the Private Investors. We have also agreed to sell to certain of the Private Investors Pre-funded Warrants to purchase up to 930,215 shares of our common stock at a price of $2.9999 per Pre-funded Warrant together with Class D Warrants to purchase up to 930,215 shares of our common stock. The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will be exercisable for one share of our common stock at an exercise price of $0.0001 per share of common stock. Each Private Investor will receive a Class D Warrant to purchase one share of our common stock for each share of common stock or Pre-funded Warrant purchased in the Private Investor Private Placement.

Placement Agent’s Warrant	We have agreed to issue to Craig-Hallum a warrant to purchase 127,499 shares of common stock. Craig-Hallum’s warrants will be exercisable at $3.00 per share. Craig-Hallum’s warrant will be exercisable, in whole or in part, during the five-year period commencing on the effective date of this offering; provided, that except in limited circumstances, Craig-Hallum may not sell, transfer, assign, pledge or hypothecate this warrant for a period of 180 days from See “Plan of Distribution” for more information.

Use of proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. Please see “Use of Proceeds” on page S-6.

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our securities.

The Nasdaq Capital Market Symbol

“SMTK”

There is no established public trading market for the Class D Warrants being sold in the concurrent private placement or for the Class D Warrants and the Pre-funded Warrants being sold in the Private Investor Private Placement and we do not expect a market to develop. In addition, we do not intend to apply to list the Class D Warrants or the Pre-funded Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Class D Warrants and the Pre-funded Warrants will be limited.

Transfer Agent	Equiniti Trust Company, LLC

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 1,942,392 shares outstanding as of December 17, 2024, and excludes as of that date:

●	632,546 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $12.21 per share;

●	145,580 shares of common stock available for future issuance under our 2021 Equity Incentive Plan;

●	17,514,594 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $5.54 per share; and

●	97,866 shares of common stock issuable upon conversion of our outstanding Series A-1 Preferred Stock.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of options or exercise of warrants and no conversion of any shares of our Series A-1 Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks, uncertainties and assumptions, as well as those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including the risk factors set forth below. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to this Offering

Purchasers in this offering will experience immediate dilution in the book value of their investment.

The public offering price of our common stock is higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering you will incur immediate dilution in the book value of the shares of common stock you purchase. See the section entitled “Dilution” below for a detailed illustration of the dilution you would incur if you participate in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this offering, each of our directors and executive officers have entered into lock-up agreements and we will be subject to a lock-up pursuant to the placement agent agreement with the placement agent. As of December 17, 2024, there are approximately 29,588 issued and outstanding shares that, as a result of these lock-up agreements, are subject to a contractual restriction on resale through the date that is 90 days after the date of this prospectus supplement. The market price for shares of our common stock may decline if stockholders subject to the lock-up agreements sell a substantial number of shares when the restrictions on resale imposed by the lock-up agreements lapse, or if the placement agent waives the lock-up agreements and allows the stockholders to sell some or all of their shares.

In addition, in connection with the concurrent private placement, the Private Investor Private Placement and the restructuring transactions described under “Prospectus Supplement Summary – Restructuring Transactions,” we expect to issue a substantial number of additional shares of our common stock, including shares issuable upon the exercise of warrants. Such shares will not be freely tradeable until such time, if ever, that such shares are registered for resale or other disposition by the holders thereof. We have agreed to file a registration statement registering such shares, including additional shares that may become issuable upon the conversion of our Series A-1 Preferred Stock on the earlier of (i) April 25, 2025 and (ii) the 10th day after the filing of our Annual Report on Form 10-K for the year ended December 31, 2024. The sale of some or all of those shares, or the perception that such sales may occur, could also cause the market price of our common stock to decline.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. However, our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent additional shares are issued as a result of exercises of options or warrants, the conversion of our outstanding Series A-1 Preferred Stock or the granting of other awards under the 2021 Equity Incentive Plan, you may experience additional dilution.

Our failure to maintain compliance with the continued listing requirements could result in the delisting of our common stock

Our common stock is currently listed for trading on The Nasdaq Capital Market. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on The Nasdaq Capital Market.

As we have previously reported, on November 15, 2024, we received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of our common stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). We have 45 calendar days from November 15, 2024, or until December 30, 2024, to submit to Nasdaq a plan to regain compliance with the Minimum Stockholders’ Equity Rule. If Nasdaq accepts our plan, Nasdaq may grant an extension of up to 180 calendar days from November 15, 2024, or until May 14, 2025, to regain compliance. If Nasdaq does not accept our plan, we will have the right to appeal such decision to a Nasdaq hearings panel. We intend to submit to Nasdaq, within the requisite time period, a plan to regain compliance with the Minimum Stockholders’ Equity Rule. There can be no assurance that Nasdaq will accept our plan or that we will be able to regain compliance with the Minimum Stockholders’ Equity Rule or maintain compliance with any other Nasdaq requirement in the future.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus supplement and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

•	the implementation of our business model and strategic plans for our business, technologies and products;
•	the rate and degree of market acceptance of any of our products or organic semiconductor technology in
•	general, including changes due to the impact of (i) new semiconductor technologies, (ii) the performance of organic semiconductor technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing silicon-based and other products;
•	the timing and success of our, and our customers’, product releases;
•	our ability to develop new products and technologies;
•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our needs for additional financing;
•	our ability to obtain additional funds for our operations and our intended use of any such funds;
•	our ability to remain eligible on an over-the-counter quotation system;
•	our receipt and timing of any royalties, milestone payments or payments for products, under any current or future collaboration, license or other agreements or arrangements;
•	our ability to obtain and maintain intellectual property protection for our technologies and products and our ability to operate our business without infringing the intellectual property rights of others;
•	the strength and marketability of our intellectual property portfolio;
•	our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;
•	the ability of our third-party supply and manufacturing partners to meet our current and future business needs;
•	our exposure to risks related to international operations;
•	our dependence on third-party fabrication facilities;
•	the impact of the COVID-19 pandemic and any future communicable disease outbreak on our business and operations;
•	our relationships with our executive officers, directors, and significant stockholders;
•	our expectations regarding our classification as a “smaller reporting company,” as defined under Exchange Act, and an “emerging growth company” under the JOBS Act in future periods;
•	our future financial performance;
•	the competitive landscape of our industry; and
•	the impact of government regulation and developments relating to us, our competitors, or our industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page S-3 of this prospectus supplement, in our Annual Report on Form 10-K or in other reports we file with the SEC. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.8 million after deducting estimated placement agent fees and commissions and offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including our financial condition, results of operations, business prospects, and the factors described under the heading “Risk Factors.” As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in money market funds, high-quality and short-term interest-bearing obligations, investment-grade instruments, and/or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Under the terms of our Series A-1 Preferred Stock, we are prohibited from paying dividends on shares of our common stock unless we obtain the requisite consent of the holders of our outstanding Series A-1 Preferred Stock. This prohibition will no longer be in effect after the Effective Time.

DILUTION

If you invest in our common stock in this public offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

As of September 30, 2024, we had a net tangible book value of approximately $2.3 million, or approximately $1.28 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2024.

After giving effect to the issuance and sale by us in the Private Investor Private Placement of 169,784 shares of common stock at a price of $3.00 per share, 930,215 Pre-funded Warrants at a price of $2.999 per Pre-funded Warrant and Class D Warrants to purchase up to 1,099,999 shares of common stock (or Pre-funded Warrants in lieu thereof) and assuming (i) the full exercise of the Pre-Funded Warrants sold in the Private Investor Private Placement, (ii) no value is attributable to the Class D Warrants sold in the Private Investor Private Placement, and (iii) the Pre-funded Warrants and the Class D Warrants are accounted for as equity, and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2024 would have been approximately $5.1 million, or approximately $1.77 per share.

After giving further effect to the issuance and sale by us of 1,449,997 shares of our common stock in this offering at a public offering price of $3.00 per share and Class D Warrants to purchase up to 1,449,997 shares of common stock (or Pre-funded Warrants in lieu thereof) in the concurrent private placement and assuming (i) no value is attributable to the Class D Warrants sold in the concurrent private placement, and (ii) such Class D Warrants are accounted for as equity, and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $8.9 million, or approximately $2.05 per share. This amount represents an immediate increase in pro forma net tangible book value of approximately $0.28 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $0.95 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share, pro forma as adjusted, basis:

Public offering price per share		$3.00
Net tangible book value per share as of September 30, 2024	$1.28
Pro forma book value per share as of September 30, 2024 after giving effect to the Private Investor Private Placement	1.77
Increase in pro forma net tangible book value per share attributable to this offering	0.28
Pro forma as adjusted net tangible book value per share after this offering		2.05
Dilution per share to new investors participating in this offering		$0.77

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 1,780,472 shares outstanding as of September 30, 2024, and excludes as of that date:

●	632,546 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $12.21 per share;
●	110,560 shares of common stock available for future issuance under our 2021 Equity Incentive Plan;
●	3,322,186 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $5.28 per share; and
●	97,866 shares of common stock issuable upon conversion of shares of Series A-1 Preferred Stock.

To the extent that options or warrants are exercised, shares of our Series A-1 Preferred Stock are converted, new awards are made under our 2021 Equity incentive Plan, or we issued additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF CLASS D WARRANTS

Concurrently with the sale of shares in this offering, we are also selling to the Purchasers Class D warrants (the “Class D Warrants”) to purchase an aggregate of up to 1,449,997 shares of our common stock. Each Purchaser will receive a Class D Warrant to purchase one share of our common stock for each share of common stock purchased in this offering.

The Class D Warrants will have an exercise price of $3.00 per share of common stock. The Class D Warrants will be exercisable upon issuance and will expire on December 31, 2025. The Class D Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of common stock underlying the Class D Warrants, then the Class D Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class D Warrant.

A holder of Class D Warrants will not have the right to exercise any portion of its Class D Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. Due to the short-term nature of the Class D Warrants, a holder whose exercise of Class D Warrants would result in its beneficial ownership exceeding the applicable beneficial ownership limitation will have the right to receive Pre-funded Warrants upon the exercise of its Class D Warrants for the amount of such excess.

PRIVATE INVESTOR PRIVATE PLACEMENT

Concurrently with the sale of shares in this offering, we have agreed to sell 169,784 additional shares of common stock at a price of $3.00 per share and Class D Warrants to purchase up to 169,784 shares of our common stock to the Private Investors. We have also agreed to sell to certain of the Private Investors Pre-funded Warrants to purchase up to 930,215 shares of our common stock at a price of $2.9999 per Pre-funded Warrant together with Class D Warrants to purchase up to 930,215 shares of our common stock. Each Private Investor will receive a Class D Warrant to purchase one share of our common stock for each share of common stock or Pre-funded Warrant purchased in the Private Investor Private Placement.

The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will be exercisable for one share of our common stock at an exercise price of $0.0001 per share of common stock. The Pre-funded Warrants are exercisable in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of common stock purchased upon such exercise or, at the option of each holder, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-funded Warrants.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the Private Investor, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

REGISTRATION RIGHTS AGREEMENT

We will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, the Private Investors, the Holders, the Hewlett Fund and Craig-Hallum pursuant to which we will agree to file one or more registration statements on Form S-1 covering the resale or other disposition of: (i) shares of common stock purchased in the Private Investor Private Placement; (ii) shares of common stock issuable upon the exercise of the warrants issued and sold in the concurrent private placement and the Private Investor Private Placement; (iii) the additional shares of common stock that will become issuable upon the conversion of the Series A-1 Preferred Stock as a result of the amendment and restatement of the terms of the Series A-1 Preferred Stock (including shares of common stock issuable upon the exercise of Pre-funded Warrants that may become issuable upon the conversion of the Series A-1 Preferred Stock); (iv) shares of common stock issuable upon the exercise of Class C warrants issued to the Hewlett Fund pursuant to the Release; and (v) shares of common stock issuable upon the exercise of the Placement Agent Warrants (collectively, the “Registrable Securities”). In the Registration Rights Agreement, we will, among other things, agree to: (i) file an initial registration statement covering the Registrable Securities no later than the earlier of (A) April 25, 2025 and (B) the 10th day after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; (ii) use our best efforts to cause any registration statement to be declared effective by the SEC as promptly as possible (the date on which the initial registration statement is declared effective by the SEC, the “Effective Date”); and (iii) use our best efforts to keep any such registration statement continuously effective until the date that all of the Registrable Securities covered by such registration statement (X) have been sold thereunder or pursuant to Rule 144, or (Y) may be sold without volume or manner-of-sale restrictions under Rule 144 and without the requirement that we be in compliance with the current public information requirement under Rule 144, subject to certain black-out rights. In the event that we fail to timely file a registration statement or comply with certain covenants in the Registration Rights Agreement, we will become subject to liquidated damages calculated as provided in the Registration Rights Agreement.

DESCRIPTION OF COMMON STOCK

For a description of the common stock we are offering, please see “Description of Capital Stock” beginning on page 9 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have engaged Craig-Hallum to act as our exclusive placement agent pursuant to a placement agency agreement in connection with this offering, dated as of December 18, 2024. Craig-Hallum is not purchasing or selling any of the securities we are offering by this prospectus supplement but has agreed to use its best efforts to arrange for the sale of the shares of common stock offered by this prospectus supplement. Craig-Hallum may retain sub-agents and selected dealers in connection with this offering.

We have also entered into a Securities Purchase Agreement, dated as of December 18, 2024, directly with several investors who have agreed to purchase the securities in this offering and the concurrent private placement. The Securities Purchase Agreement provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

We currently anticipate that the closing of this offering will take place on or about December 20, 2024, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay Craig-Hallum a placement agent fee in cash equal to 7% of the gross proceeds from the sale of the securities in this offering.

The following table shows the per share and total cash placement agent fees we will pay to Craig-Hallum in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Public offering price	$3.00	$4,349,991.00
Placement agent fees	$0.21	$304,499.37
Proceeds, before expenses, to us	$2.79	$4,045,491.63

In addition, we have agreed to reimburse Craig-Hallum upon request for its out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel in connection with its engagement in this offering, including any FINRA or other regulatory filings made by Craig-Hallum or its counsel in connection with this offering, up to $150,000.

We estimate the total expenses of this offering and the Private Investor Private Placement (including the expenses reimbursable to Craig-Hallum) payable by us, excluding the placement agent fee, will be approximately $525,000.

Upon closing of this offering, we have agreed to issue to Craig-Hallum or its designees warrants to purchase a number of shares of common stock equal to 5% of the total number of shares of common stock issued in this offering. Craig-Hallum’s warrants will be exercisable at $3.00 per share and may be exercised on a cashless basis. Craig-Hallum’s warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing with the date of this offering. Other than as described herein, Craig-Hallum’s warrants are substantially in the form of the Class D Warrants.

Craig-Hallum’s warrants and the shares of common stock underlying Craig-Hallum’s warrants will be deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Craig-Hallum, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will Craig-Hallum engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of these warrants or the underlying shares for a period of 180 days from the date of this offering. Additionally, Craig-Hallum’s warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the date of this offering except to certain permitted employees or affiliates of Craig-Hallum who agree to abide by these restrictions. Craig-Hallum’s warrants will provide for adjustment in the number and price of Craig-Hallum’s warrants and the shares of common stock underlying these warrants in the event of recapitalization, merger, stock split or other structural transaction.

We have agreed to indemnify Craig-Hallum and certain other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, relating to or arising out of Craig-Hallum’s activities under the placement agency agreement. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

Craig-Hallum may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Craig-Hallum would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Craig-Hallum acting as principal. Under these rules and regulations, Craig-Hallum:

●	must not engage in any stabilization activity in connection with our securities; and
●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

A copy of the form of the Securities Purchase Agreement we entered into with the investors are included as an exhibit to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission in connection with the consummation of this offering.

Lock-Up Agreements

We have agreed to a “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock for a period ending 90 days after the date of this prospectus supplement. Subject to certain exceptions, during such lock-up period following the closing of this offering, we may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Purchasers.

We have also agreed to a restriction on the issuance of any variable priced securities for a period ending 180 days following the closing of the offering, subject to certain exceptions.

Our executive officers and directors have agreed to a “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock for a period ending 90 days after the closing of this offering. Subject to certain exceptions, during such lock-up period following the closing of this offering, we may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Craig-Hallum.

Discretionary Accounts

Craig-Hallum does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SMTK.”

Other Relationships

Craig-Hallum and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Craig-Hallum and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, Craig-Hallum and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Craig-Hallum or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Craig-Hallum and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. Craig-Hallum and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to pay Craig-Hallum a placement agent fee in cash equal to 7% of the gross proceeds from the sale of the securities in the Private Investor Private Placement.

Upon closing of the Private Investor Private Placement, we have agreed to issue to Craig-Hallum or its designees warrants to purchase a number of shares of common stock equal to 5% of the total number of shares of common stock and shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in the Private Investor Private Placement. Craig-Hallum’s warrants will be exercisable at $3.00 per share and may be exercised on a cashless basis. Other than as described herein, Craig-Hallum’s warrants are substantially in the form of the Class D Warrants. Craig-Hallum’s warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing with the date of this offering. Craig-Hallum’s warrants and the shares of common stock underlying Craig-Hallum’s warrants issued in connection with the Private Investor Private Placement will be subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Craig-Hallum, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will Craig-Hallum engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of these warrants or the underlying shares for a period of 180 days from the date of this offering. Additionally, Craig-Hallum’s warrants issued in connection with the Private Investor Private Placement may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the date of this offering except to certain permitted employees or affiliates of Craig-Hallum who agree to abide by these restrictions. Craig-Hallum’s warrants issued in connection with the Private Investor Private Placement will provide for adjustment in the number and price of Craig-Hallum’s warrants and the shares of common stock underlying these warrants in the event of recapitalization, merger, stock split or other structural transaction.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP. The placement agent is being represented in connection with this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated by reference herein have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting. BDO LLP, Manchester, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2023 and for the year in the period ended December 31, 2023 incorporated by reference herein have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281608

PROSPECTUS

SmartKem, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we are offering will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “SMTK.” The last reported sale price for our common stock on August 21, 2024 on the Nasdaq Capital Market was $5.24 per share. You are urged to obtain current market quotations of our common stock. As of the date of this prospectus, we have no preferred stock, warrants, debt securities, subscription rights or units listed or quoted on any securities exchange or other nationally recognized trading market. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on any securities exchange or another nationally recognized trading market.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $11,529,922.80, which was calculated based on 1,720,884 shares of our outstanding common stock held by non-affiliates at a price of $6.70 per share, the closing price of our common stock on August 2, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 4 and in other filings we make with the Securities and Exchange Commission before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in a supplement to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. When we issue securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

Unless otherwise stated or the context otherwise indicates, references to “SmartKem,” the “Company,” “we,” “our,” “us,” or similar terms refer to SmartKem, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are seeking to reshape the world of electronics with our disruptive organic thin-film transistors (“OTFTs”) that we believe have the potential to drive the next generation of displays. Our patented TRUFLEX® semiconductor and dielectric inks, or electronic polymers, are used to make a new type of transistor that we believe have the capability to revolutionize the display industry. Our inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing technologies. Our electronic polymer platform can be used in a range of display technologies including microLED, miniLED and AMOLED displays for next generation televisions, laptops, augmented reality (“AR”) and virtual reality (“VR”) headsets, smartwatches and smartphones.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as a “smaller reporting company” under applicable SEC regulations. An emerging growth company and a smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus; reduced disclosure about our executive compensation arrangements;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;
•	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company on the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to our initial registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as Parasol Investments Corporation in the State of Delaware on May 13, 2020. SmartKem Limited was incorporated under the laws of England and Wales on July 21, 2008. On February 23, 2021, we completed an exchange with SmartKem Limited and the former shareholders of SmartKem Limited The “Exchange”) pursuant to which substantially all of the equity interests in SmartKem Limited were exchanged for shares of our common stock, and SmartKem Limited became our wholly owned subsidiary. Immediately following the Exchange, the business of SmartKem Limited became our business and we changed our name to “SmartKem, Inc.” Prior to the Exchange, Parasol Investments Corporation was a “shell” company registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose until it began operating the business of SmartKem Limited following the closing of the Exchange.

Our principal executive offices are located at Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K. Our telephone number is 011-44-161-721-1514. Our website address is www.smartkem.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

•	the implementation of our business model and strategic plans for our business, technologies and products;
•	the rate and degree of market acceptance of any of our products or organic semiconductor technology in
•	general, including changes due to the impact of (i) new semiconductor technologies, (ii) the performance of organic semiconductor technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing silicon-based and other products;
•	the timing and success of our, and our customers’, product releases;
•	our ability to develop new products and technologies;
•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our needs for additional financing;
•	our ability to obtain additional funds for our operations and our intended use of any such funds;
•	our ability to remain eligible on an over-the-counter quotation system;
•	our receipt and timing of any royalties, milestone payments or payments for products, under any current or future collaboration, license or other agreements or arrangements;
•	our ability to obtain and maintain intellectual property protection for our technologies and products and our ability to operate our business without infringing the intellectual property rights of others;
•	the strength and marketability of our intellectual property portfolio;
•	our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;
•	the ability of our third-party supply and manufacturing partners to meet our current and future business needs;
•	our exposure to risks related to international operations;
•	our dependence on third-party fabrication facilities;
•	the impact of the COVID-19 pandemic and any future communicable disease outbreak on our business and operations;
•	our relationships with our executive officers, directors, and significant stockholders;
•	our expectations regarding our classification as a “smaller reporting company,” as defined under Exchange Act, and an “emerging growth company” under the JOBS Act in future periods;
•	our future financial performance;
•	the competitive landscape of our industry; and
•	the impact of government regulation and developments relating to us, our competitors, or our industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 4 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and general corporate purposes.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	debt securities;
•	subscription rights to purchase shares of common stock, preferred stock or debt securities;
•	warrants to purchase shares of common stock or preferred stock; and
•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of July 31, 2024, we had 1,750,472 shares of common stock issued and outstanding, and 856 shares of Series A-1 Preferred Stock issued and outstanding . Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of one-third of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions, contractual restrictions, including any loan or debt financing agreements, and on such other factors as our board of directors deems relevant.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Series A-1 Preferred Stock

On June 14, 2023, we filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware, and on January 29, 2024, we filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitation with the Secretary of the State of Delaware designating 11,100 shares out of the authorized but unissued shares of its preferred stock as Series A-1 Preferred Stock with a stated value of $10,000 per share (as amended and restated, the “Series A-1 Certificate of Designation”). The following is a summary of the principal terms of the Series A-1 Preferred Stock as set forth in the Series A-1 Certificate of Designation is qualified in its entirety by reference to the Series A-1 Certificate of Designation, which is included in our amended and restated certificate of incorporation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Dividends

The holders of Series A-1 Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid. In addition, in the event that on December 14, 2024, the trailing 30-day VWAP (as defined in the Series A-1 Certificate of Designation) is less than the then-effective Series A-1 Conversion Price, the Series A-1 Preferred Stock will begin accruing dividends at the annual rate of 19.99% of the stated value thereof (the “Series A-1 Dividend”). The Series A-1 Dividend would be paid in cash, or, at the option of the Company if certain equity conditions are met, in shares of common stock at a price per share equal to ninety percent (90%) of the trailing 10-day VWAP for the last 10 trading date prior to the date the Series A-1 Dividend is paid.

Voting Rights

The shares of Series A-1 Preferred Stock have no voting rights, except to the extent required by the Delaware General Corporation Law (the “DGCL”).

As long as any shares of Series A-1 Preferred Stock are outstanding, we may not, without the approval of a majority of the then outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its affiliates (“AIGH”) for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement (as defined in the Series A-1 Certificate of Designation) (a) alter or change the powers, preferences or rights given to the Series A-1 Preferred Stock, (b) alter or amend our amended and restated certificate of incorporation, the Series A-1 Certificate of Designation or our amended and restated bylaws in such a manner so as to materially adversely affect any rights given to the Series A-1 Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series A-1 Preferred Stock, (d) increase the number of authorized shares of Series A-1 Preferred Stock, (e) issue any Series A-1 Preferred Stock except pursuant to the Purchase Agreement, or (f) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series A-1 Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the common stock or any other series of preferred stock.

Conversion

The Series A-1 Preferred Stock is convertible into common stock at any time at a conversion price of $87.50, subject to adjustment for certain anti-dilution provisions set forth in the Series A-1 Certificate of Designation (the “Series A-1 Conversion Price”). Upon conversion the shares of Series A-1 Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

Conversion at the Option of the Holder

The Series A-1 Preferred Stock is convertible at the then-effective Series A-1 Conversion Price at the option of the holder at any time and from time to time.

Mandatory Conversion at the Option of the Company

So long as certain equity conditions are satisfied, we may give notice requiring the holders to convert all of the outstanding shares of Series A-1 Preferred Stock into shares of common stock at the then-effective Series A-1 Conversion Price.

Beneficial Ownership Limitation

The Series A-1 Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A-1 Preferred Stock will, as holders of Series A-1 Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series A-1 Preferred Stock are not redeemable by the Company.

Negative Covenants

As long as any Series A-1 Preferred Stock is outstanding, unless the holders of more than 50% in stated value of the then outstanding shares of Series A-1 Preferred Stock shall have otherwise given prior written consent (which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement), the Company cannot, subject to certain exceptions, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, (b) enter into, create, incur, assume or suffer to exist any liens, (c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock, common stock equivalents or junior securities, (d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company, (e) declare or pay a dividend on junior securities or (f) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series A-1 Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A-1 Preferred Stock on any securities exchange or other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A-1 Preferred Stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

The transfer agent and registrar for any additional series or class of preferred stock, if any, will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and in our amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation does not provide stockholders with the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, or our board of directors.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by our secretary, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that the affirmative vote of at least 662∕3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation.

Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 662∕3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote, voting together as a single class. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee to the us or our stockholders, any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) (A) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. Although our amended and restated certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti- takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	provision for changes to or adjustments in the exercise price of such warrants, if any;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States Federal income tax or foreign income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “SmartKem,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to SmartKem, Inc., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;
•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the maturity date and other dates, if any, on which principal will be payable;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	the interest rate (which may be fixed or variable), if any;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable;
•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;
•	the terms of any conversion or exchange;
•	the terms of any redemption at the option of holders or put by the holders;
•	any tax indemnity provisions;
•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;
•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);
•	whether and upon what terms debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;
•	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and
•	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of SmartKem, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or a jurisdiction within the United States;
•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;
•	immediately after the transaction no Default (as defined below) exists; and
•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,
(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or
(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,
(B)	consent to the entry of an order for relief against us in an involuntary case,
(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or
(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;
•	reduce the principal, premium or interest payable with respect to any debt security;
•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;
•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;
•	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;
•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;
•	make any change that materially adversely affects the right to convert any debt security;
•	waive any Default in payment of principal of or interest on a debt security; or
•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;
•	cure any ambiguity, omission, defect or inconsistency;
•	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;
•	create a series and establish its terms;
•	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;
•	provide for uncertificated or unregistered securities;
•	make any change that does not adversely affect the rights of any securityholder;
•	add to our covenants; or
•	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number and terms of our equity or debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; and
•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange on which such offered securities may be listed; and
•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;
•	the rules and procedures for any auction or bidding process, if used;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;
•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and
•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated by reference herein have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting. BDO LLP, Manchester, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2023 and for the year in the period ended December 31, 2023 incorporated by reference herein have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm  incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.smartkem.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

 The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024,filed with the SEC on May 20, 2024 and August 12, 2024;
•	our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 28, 2024, May 31, 2024, June 17, 2024, and August 1, 2024 (other than any portions thereof deemed furnished and not filed); and
•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to SmartKem, Inc., Attn: Chief Financial Officer, Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K.. You may also direct any requests for documents to us by telephone at 011-44-161-721-1514.

1,449,997 Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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Craig-Hallum

December 18, 2024